UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2026, the Company received a written notice from The Nasdaq Stock Market LLC (“NASDAQ”) notifying the Company that the closing bid price of the Company’s common shares (the “Common Shares”) over the 30 consecutive trading days from March 25, 2026, through May 6, 2026, had fallen below $1.00 per share, which is the minimum closing bid price required to maintain listing on the NASDAQ Capital Market under Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement (the “Grace Period”), or until November 3, 2026, subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Company’s Common Shares must be at least $1.00 per share for a minimum of 10 consecutive business days within the Grace Period.

If the Company does not achieve compliance with the Minimum Bid Requirement by November 3, 2026, the end of the Grace Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares and all other NASDAQ initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice to NASDAQ of its intention and plan to cure the deficiency during the second compliance period by effectuating a reverse stock split, if necessary. However, if it appears to NASDAQ staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, NASDAQ could provide notice that the Company’s Common Shares will be subject to delisting. In the event the Company receives notice that its Common Shares are being delisted, the Company would be entitled to appeal the determination to a NASDAQ Listing Qualifications Panel and request a hearing.

The Company intends to actively monitor the closing bid price of its Common Shares and will evaluate available options to regain compliance with the Minimum Bid Requirement. The notice has no immediate effect on the listing or trading of the Company’s Common Shares, which will continue to be listed and traded on the NASDAQ Capital Market, subject to the Company’s compliance with the other NASDAQ listing requirements. However, there can be no assurance that the Company will be able to regain or maintain compliance with either NASDAQ listing criteria.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: May 13, 2026	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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